                           M. H. Meyerson & Co., Inc.

                                   Exhibit 11

                         Statement of Earnings Per Share

The earnings per share during the periods presented were calculated as follows:


Nine months ended October 31, 1998
----------------------------------
Shares outstanding during the nine months ended October 31, 1998:
5,047,835 shares from February 1 to February 25, 1998                      25 days                  126,195,875
5,055,335 shares from February 26 to October 31, 1998                     248 days                1,253,723,080
                                                                    --------------  ---------------------------
                                                                          273 days                1,379,918,955
                                                                    ==============  ===========================

1,379,918,955 shares divided by 273 days = 5,054,648 average shares outstanding. Calculation of equivalent shares would be anti-dilutive.


Nine months ended October 31, 1999
----------------------------------
5,090,335 shares from February 1 to February 4                          4 days                              20,361,340
5,340,335 shares from February 5 to February 10                         6 days                              32,042,010
5,490,335 shares from February 11 to February 23                        13 days                             71,374,355
5,510,335 shares from February 24 to February 24                        1 day                                5,510,335
5,525,335 shares from February 25 to March 30                           34 days                            187,861,390
5,527,335 shares from March 31 to April 7                               8 days                              44,218,680
5,532,335 shares from April 8 to April 11                               4 days                              22,129,340
6,032,335 shares from April 12 to May 17                                36 days                            217,164,060
6,037,335 shares from May 18 to May 26                                  9 days                              54,336,015
6,042,335 shares from May 27 to May 27                                  1 day                                6,042,335
6,043,335 shares from May 28 to May 31                                  4 days                              24,173,340
6,204,815 shares from June 1 to June 3                                  3 days                              18,614,445
6,209,815 shares from June 4 to June 16                                 13 days                             80,727,595
6,214,815 shares from June 17 to June 22                                6 days                              37,288,890
6,219,815 shares from June 23 to July 21                                29 days                            180,374,635
6,221,815 shares from July 22 to August 2                               12 days                             74,661,780
6,241,815 shares from August 3 to August 3                              1 day                                6,241,815
6,291,815 shares from August 4 to August 9                              6 days                              37,750,890
6,346,815 shares from August 10 to August 10                            1 day                                6,346,815


6,356,815 shares from August 11 to August 11                            1 day                                6,356,815
6,371,815 shares from August 12 to August 18                            7 days                              44,602,705
6,374,815 shares from August 19 to September 2                          15 days                             95,622,225
6,384,815 shares from September 3 to October 4                          32 days                            204,314,080
6,386,815 shares from October 5 to October 6                            2 days                              12,773,630
6,396,815 shares from October 7 to October 19                           13 days                             83,158,595
6,402,815 shares from October 20 to October 31                          12 days                             76,833,780
                                                                        -----------------------  ---------------------
                                                                        273 days                         1,650,881,895
                                                                        =======================  =====================

1,650,881,895 shares divided by 273 days = 6,047,186 average shares outstanding.

Equivalent shares using modified treasury stock method:

Shares assumed sold:                                             25,000  1                                       25,000
                                                                114,091  1.1                                    125,500
                                                                 30,000  1.96875                                 59,063
                                                                 12,500  2.0625                                  25,781
                                                                159,429  2.1875                                 348,751
                                                                680,000  2.25                                 1,530,000
                                                                 10,000  2.4375                                  24,375
                                                                 12,500  2.5                                     31,250
Shares assumed bought:                                         (788,989) 4.9375                              (2,169,780)
Total:                                                          254,531                                               0


Total weighted average outstanding shares: 6,301,717
$1,339,908 / 6,301,717 = $0.21 earnings per diluted share.



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